UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 9, 2009
INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)
2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (770) 857-4700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
     IntercontinentalExchange, Inc., a Delaware corporation (“ICE”), had a senior unsecured credit agreement under which a term loan facility in the aggregate principal amount of $175.0 million was outstanding as of March 31, 2009, and a revolving credit facility in the aggregate principal amount of $250.0 million (collectively, the “Credit Facilities”). As of March 31, 2009, $195.0 million was outstanding under the revolving credit facility. ICE also had a separate senior credit agreement (the “Credit Agreement”) outstanding that provided for an additional 364-day revolving credit facility in the aggregate principal amount of $150.0 million for use by ICE Clear Europe, a private limited company incorporate in England and Wales and wholly-owned subsidiary of ICE (“ICE Clear Europe”), of which no amounts were outstanding as of March 31, 2009.
     On April 9, 2009, the Credit Facilities and the Credit Agreement were cancelled, amended and/or replaced with new aggregate $775.0 million senior credit facilities (the “New Credit Facilities”) with Wachovia Bank, National Association (“Wachovia”), as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the lenders named therein. The New Credit Facilities provide for a 364-day senior unsecured revolving credit facility in the aggregate principal amount of $300.0 million, a three-year senior unsecured revolving credit facility in the aggregate principal amount of $100.0 million, a three-year senior unsecured term loan facility in the aggregate principal amount of $200.0 million and an amended senior unsecured term loan facility in the aggregate principal amount of $175.0 million. The full $200.0 million available under the new term loan facility was borrowed on April 9, 2009 and was used to pay off the $195.0 million in principal that was outstanding under the old revolving credit facility. The original term loan facility was amended, and the $175.0 million that was outstanding thereunder remains outstanding under the New Credit Facilities. No amounts were borrowed under the new $400.0 million combined revolving credit facilities.
     Loans under the New Credit Facilities shall, at the option of ICE, bear interest on the principal amount outstanding at either (i) LIBOR plus an applicable margin rate or (ii) a “base rate” plus an applicable margin rate. The “base rate” will be equal to the higher of (i) Wachovia’s prime rate, (ii) the federal funds rate plus 0.5%, or (iii) the LIBOR rate for an interest period of one month plus 1.5%. The applicable margin rate ranges from 2.50% to 4.50% on the LIBOR loans and from 1.50% to 3.50% for the base rate loans based on ICE’s total leverage ratio calculated on a trailing twelve-month period. Interest on each outstanding borrowing is payable quarterly with respect to base rate loans and either monthly, bi-monthly or quarterly with respect to LIBOR loans depending upon the interest period selected by ICE. Aggregate principal maturities on the borrowings outstanding under the New Credit Facilities are $67.5 million, $99.0 million, $132.8 million and $75.7 million in 2009, 2010, 2011 and 2012, respectively.
     As of April 9, 2009, ICE had a six-month LIBOR loan on the $175.0 million term loan facility with a stated interest rate of 4.31% per annum, including the applicable margin rate of 2.50% on the LIBOR loan. As of April 9, 2009, ICE had a one-month LIBOR loan on the $200.0 million term loan facility with a stated interest rate of 2.97% per annum, including the applicable margin rate of 2.50% on the LIBOR loan.
     The New Credit Facilities include an unutilized revolving credit commitment fee that is equal to the unused maximum revolver amount multiplied by an applicable margin rate and is payable in arrears on a quarterly basis. The applicable margin rate ranges from 0.50% to 0.90% based on ICE’s total leverage ratio calculated on a trailing twelve-month period. Based on this calculation, the applicable margin rate was 0.50% as of April 9, 2009.
     Of the $300 million available under the 364-day senior unsecured revolving credit facility, (i) up to $150,000,000 of such amount can be used to provide liquidity for the clearing operations of ICE Clear Europe, (ii) up to $50,000,000 of such amount can be used to provide liquidity for the clearing operations of ICE Clear U.S., Inc., a Delaware corporation and wholly-owned subsidiary of ICE, and (iii) up to

$100,000,000 of such amount can be used to provide for working capital and general corporate purposes, including to provide liquidity for the clearing operations of ICE US Trust LLC, a New York limited purpose limited liability trust company and subsidiary of ICE (“ICE Trust”). The $100 million available under the 3-year senior unsecured revolving credit facility can be used for general corporate purposes.
     With limited exceptions, ICE may prepay the outstanding loans under the New Credit Facilities, in whole or in part, without premium or penalty. The New Credit Facilities contain affirmative and negative covenants, including, but not limited to, leverage and interest coverage ratios, as well as limitations or required notices or approvals for acquisitions, dispositions of assets and certain investments in subsidiaries, the incurrence of additional debt or the creation of liens and other fundamental changes to ICE’s business. ICE has been and is currently in compliance with all applicable covenants under the New Credit Facilities.
Item 8.01. Other Events
     ICE reiterates the guidance provided in its first quarter 2009 volume release issued April 2, 2009. ICE expects to record costs, expenses and charges totaling $14 million during the first quarter of 2009. Each of these items will be included in ICE’s reported GAAP earnings per share (“EPS”). ICE will also provide a non-GAAP reconciliation for Adjusted EPS to address these items.
     The previously announced items include:
•	Consistent with new accounting standard SFAS No. 141(R), which requires transaction costs to be expensed, ICE will recognize transaction costs related to The Clearing Corporation (“TCC”) acquisition of approximately $6 million, as well as start-up expenses related to the launch of ICE Trust, of approximately $2 million during the first quarter of 2009. The revenues and expenses associated with TCC and ICE Trust are not expected to be material to ICE’s first quarter 2009 financial results.

•	Excluding the TCC acquisition, headcount declined 7% during the first quarter, and ICE incurred costs of approximately $3 million during the quarter related to these reductions. As previously disclosed, headcount is expected to be flat to down 5% for the full year, excluding any personnel additions relating to merger and acquisition activity in 2009. In addition, ICE Futures U.S., Inc., a Delaware corporation and wholly-owned subsidiary of ICE, has vacated certain office space, resulting in a charge of approximately $3 million in 1Q09. Total annualized savings related to these actions are expected to be $9 million to $11 million starting in the second quarter of 2009.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
10.1 Amendment and Restatement Agreement dated as of April 9, 2009 among IntercontinentalExchange, Inc., Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the lenders named therein for a senior unsecured term loan facility in the aggregate principal amount of $175.0 million.
10.2 Credit Agreement dated as of April 9, 2009 among IntercontinentalExchange, Inc., ICE US Trust LLC, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the lenders named therein for a 364-day senior unsecured revolving credit facility in the aggregate principal amount of $300.0 million.
10.3 Credit Agreement dated as of April 9, 2009 among IntercontinentalExchange, Inc., Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and

the lenders named therein for a three-year senior unsecured revolving credit facility in the aggregate principal amount of $100.0 million and a three-year senior unsecured term loan facility in the aggregate principal amount of $200.0 million.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE, INC.
/s/ Scott A. Hill
Scott A. Hill
Date: April 14, 2009	Senior Vice President and Chief Financial Officer